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                                                                    EXHIBIT 11.1

                                CVS CORPORATION

                     COMPUTATION OF NET EARNINGS PER SHARE

                                                                      YEARS ENDED DECEMBER 31,
                                                                      -------------------------
                                                                       1996     1995      1994
                                                                      ------   -------   ------
                                                                            (IN MILLIONS,
                                                                      EXCEPT PER SHARE AMOUNTS)
PRIMARY EARNINGS (LOSS) PER SHARE:
  Net earnings (loss)...............................................  $176.6   $(572.8)  $375.7
  Less: Preferred dividends, net....................................    14.5      17.0     17.0
                                                                        ----      ----     ----
  Net earnings (loss) used to calculate primary earnings (loss) per
     share..........................................................  $162.1   $(589.8)  $358.7
                                                                        ====      ====     ====
  Weighted average number of shares outstanding.....................   165.4     163.8    162.4
  Add: Weighted average number of shares which could have been
     issued upon exercise of outstanding options....................     1.3        .6       .7
                                                                        ----      ----     ----
  Weighted average number of shares used to compute primary earnings
     (loss) per share...............................................   166.7     164.4    163.1
                                                                        ====      ====     ====
  Primary earnings (loss) per share.................................  $  .98   $ (3.59)  $ 2.20
                                                                        ====      ====     ====
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
  Net earnings (loss)...............................................  $176.6   $(572.8)  $375.7
  Less: Preferred dividends, net....................................      --        --       .1
                                                                        ----      ----     ----
  Net earnings (loss) used to calculate fully diluted earnings
     (loss) per share, before adjustments...........................  $176.6   $(572.8)  $375.6
  Less: Adjustments resulting principally from the assumed
     conversion of the Series One ESOP Convertible Preference Stock,
     net of tax benefit.............................................     8.0      (1.2)      .6
                                                                        ----      ----     ----
  Net earnings (loss) used to calculate fully diluted earnings
     (loss) per share...............................................  $168.6   $(571.6)  $375.0
                                                                        ====      ====     ====
  Weighted average number of shares outstanding.....................   165.4     163.8    162.4
  Add: Weighted average shares of Series One ESOP Convertible
     Preference Stock assuming conversion...........................     5.9       7.3      7.3
  Add: Weighted average number of shares which could have been
     issued upon exercise of outstanding options....................     2.0       1.0       .7
                                                                        ----      ----     ----
  Weighted average number of shares used to compute fully diluted
     earnings (loss) per share......................................   173.3     172.1    170.4
                                                                        ====      ====     ====
  Fully diluted earnings (loss) per share...........................  $  .97   $ (3.32)  $ 2.20
                                                                        ====      ====     ====
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